SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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JOHN HANCOCK TRUST
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Please Enter Control Number from Your Proxy Card:    080    001    999    999    99
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THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

Proposal 1.	Election of the following seven nominees as Trustees of JHT:
¡ FOR all nominees ¡ WITHHOLD AUTHORITY to vote for all nominees
¡ FOR all nominees (Except as indicated)
(01) ☐ Charles L. Bardelis
(02) ☐ James R. Boyle
(03) ☐ Peter S. Burgess
(04) ☐ Elizabeth G. Cook
(05) ☐ Hassell H. McClellan
(06) ☐ James M. Oates
(07) ☐ F. David Rolwing

Proposal 2 (a).	Approval of Amendment to Declaration of Trust authorizing conversion of JHT to another form of business entity.	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 2 (b).	Approval of Reorganization of JHT from a Massachusetts business trust to a Delaware limited liability company.	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 3 (a).	Approval of Amendment to Advisory Agreement clarifying Adviser’s authority to manage Fund assets directly.	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 3 (b).	Approval of Amendment to Advisory Agreement clarifying liability standard applicable to Adviser.	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 3 (c).	Approval of Amendment to Advisory Agreement transferring non-advisory services to New Service Agreement with Adviser.	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 3 (d).	Not Applicable. Your fund is not seeking a vote for this proposal.

Proposal 4.	Not Applicable. Your fund is not seeking a vote for this proposal.

Proposal 5.	Approval of amended fundamental investment restrictions regarding:

Proposal 5 (a).	Concentration	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (b).	Diversification	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (c).	Borrowing	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (d).	Underwriting	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (e).	Real estate	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5(f).	Commodities	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (g).	Loans	¡ FOR ¡ AGAINST ¡ ABSTAIN

Proposal 5 (h).	Senior securities	¡ FOR ¡ AGAINST ¡ ABSTAIN
Please refer to the proxy statement for discussion of this matter.
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